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EXHIBIT 5

OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

November 15, 2001

Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608

Re:	Ask Jeeves, Inc.—Registration Statement for Offering of an Aggregate of 10,645,279 Shares of Common Stock

Dear Ladies and Gentlemen:

    We have acted as counsel to Ask Jeeves, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 10,645,279 additional shares of the Company's common stock (the "Shares") for issuance under the Company's 1999 Equity Incentive Plan, as Amended through May 25, 2000, 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000 and 1999 Non-Qualified Equity Incentive Plan, as Amended through January 10, 2001 (the "Plans").

    This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

    We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements and stock purchase agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

    We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

Very truly yours,
/s/ BROBECK, PHLEGER & HARRISON LLP

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  EXHIBIT 5
OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP